Exhibit 99.1

FMC Corporation
1735 Market Street
Philadelphia, PA 19103
USA
News Release	215.299.6000
fmc.com

For Release: Immediate

Media Contact: Jim Fitzwater - 215.299.6633
james.fitzwater@fmc.com
Investor Relations Contact: Brian Angeli - 215.299.6119
ir@fmc.com
FMC Corporation Announces Third Quarter Results

Third Quarter 2015 Highlights

•	Consolidated revenues of $831 million, consolidated adjusted earnings per diluted share of $0.42

•	Agricultural Solutions segment earnings of $59 million

•	Health and Nutrition segment earnings of $47 million

•	Lithium segment earnings of $2 million

•	Full-year adjusted earnings per share of $2.35 to $2.45

PHILADELPHIA, October 28, 2015 - FMC Corporation (NYSE:FMC) today reported third quarter revenue of $831 million, a 1 percent increase over the same period in 2014. The company reported a net loss of $2.4 million, or a loss of $0.02 per diluted share, in the third quarter of 2015, as compared to net income of $56 million, or $0.42 per diluted share, in the third quarter of 2014. Excluding certain gains and charges related to the exit of certain businesses and various restructuring charges, adjusted earnings were $0.42 per diluted share, as compared to the prior-year quarter adjusted earnings of $0.72 per diluted share. Adjusted EPS was lower primarily due to the impact of foreign currency headwinds, partially offset by lower operating costs and a lower tax rate.
Cost Reduction Restructuring Program
    On October 12, 2015, FMC announced that it would expand and accelerate the Cheminova integration, reorganize the company’s operations in Brazil, and increase cost savings targets to reduce enterprise-wide operating costs. Run-rate cost savings will be $140 million to $160 million, compared to the prior target of $90 million. FMC now expects total headcount reductions of 800 to 850 positions, an increase from the previous target of 500 to 550 positions. The majority of the actions to achieve these savings will be implemented within the next six months.

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Pierre Brondeau, FMC president, CEO and chairman said: “Our October 12 announcement set out the difficult market conditions our Agricultural Solutions business is facing, particularly in Brazil, which are reflected in our third quarter results and our guidance for the remainder of the year. The actions we are taking will appropriately align Agricultural Solutions’ business model and cost base to these market conditions. We are pleased with the faster-than-expected progress integrating Cheminova with FMC. Our combined product portfolio has allowed us to focus on higher margin, proprietary differentiated products and to restructure our cost position to better reflect current market opportunities. The cost reduction actions we have initiated will allow us to deliver an additional $50 million to $70 million of savings in 2016, compared to what we will deliver in 2015.”
Segment Results
Third quarter results were significantly impacted by foreign exchange headwinds, particularly the rapid devaluation of the Brazilian real against the U.S. dollar. Outside Brazil, the rest of the FMC Agricultural Solutions segment performed in line with prior expectations. FMC’s Health and Nutrition segment saw increased volumes from pharmaceutical applications, and delivered further improvement in operating margins. FMC Lithium continued to perform in line with expectations and saw encouraging demand and pricing trends across the portfolio. However, results for the Lithium business continue to be negatively impacted by inflation in Argentina.
FMC Agricultural Solutions
Third quarter revenue for FMC Agricultural Solutions was $578 million, an increase of 5 percent versus reported revenue for the prior-year quarter. Segment earnings were $59 million, a decline of 49 percent versus prior-year reported results. On a pro forma basis, as described in the Press Release Schedules on page 7, third quarter segment revenue declined 32 percent compared to the same period in 2014, and segment earnings were 49 percent lower compared to the third quarter of 2014, as price increases and ongoing cost reduction programs only partially offset the negative impact of foreign currency movements and reduced third-party sales.
Assuming the current foreign exchange rate for the Brazilian real remains stable through the end of 2015, full-year segment revenue is expected to be approximately $2.3 billion. Full-year segment earnings are expected to be in the range of $370 million to $390 million, with fourth quarter segment earnings in the range of $110 million to $130 million.
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FMC Health and Nutrition
FMC Health and Nutrition third quarter revenue was $196 million, 3.5 percent lower versus the prior-year quarter. The business continued to experience higher demand for microcrystalline cellulose (MCC) products in pharmaceutical and nutrition applications and improved mix. However, the impact on revenue of the weaker euro compared to the same period last year more than offset the higher volumes in the quarter. Segment earnings of $47 million were up 7.5 percent compared to the prior-year quarter, as higher sales volumes, favorable raw material pricing and lower operating costs more than offset unfavorable foreign currency impacts. Segment revenue for the full year is anticipated to be approximately $800 million, while full-year segment earnings are expected to be between $193 million and $195 million. Fourth quarter segment earnings are expected to be in the range of $45 million to $47 million. Earnings growth is expected to be driven primarily by the ongoing demand in the health and pharmaceutical markets as well as the continued benefits of the operational improvements and restructuring programs implemented over the second half of the year.
FMC Lithium
FMC Lithium reported third quarter segment revenue of $57 million, a decrease of 15 percent from the prior-year quarter, and third quarter segment earnings of approximately $2 million, a decline of $3.5 million compared to the third quarter of 2014. Sales volumes declined due to lower third-party carbonate supply and the timing of the annual maintenance outage for the lithium hydroxide unit in Bessemer City, N.C. Operating efficiencies partially offset Argentina inflation, currency impacts and manufacturing costs from prior periods.
Demand for lithium remains strong and pricing trends continue to be favorable. Strategic sourcing agreements for lithium carbonate and the completion of the third quarter maintenance shutdowns are expected to deliver significantly higher sequential sales volumes in the fourth quarter. Recently implemented cost savings projects will also begin to have an increased impact near year end. Segment earnings are expected to be between $4 million and $6 million for the fourth quarter and between $16 and $18 million for the full year.

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Corporate and Other
For the quarter, corporate and other expenses were $14 million, and net interest expense was $21 million. In the third quarter, depreciation and amortization was $38 million, and capital expenditures were $22 million. On September 30, 2015, gross consolidated debt was $2.2 billion, and debt, net of cash, was $2.0 billion. The Adjusted Tax Rate was 20 percent in the quarter and 25.5 percent in the first nine months of the year.
2015 Outlook
Adjusted earnings per share are expected to be in the range of $2.35 to $2.45 for the full year 2015.
Webcast and Supplemental Information
The company will post supplemental information on the web at www.FMC.com, including its 2015 Outlook Statement, definitions of non-GAAP terms and reconciliations of non-GAAP figures to the nearest available GAAP term.
About FMC
For more than a century, FMC Corporation has served the global agricultural, industrial and consumer markets with innovative solutions, applications and quality products. FMC acquired Cheminova in April of 2015. Pro forma revenue totaled approximately $4.5 billion in 2014. FMC employs approximately 6,600 people throughout the world and operates its businesses in three segments: FMC Agricultural Solutions, FMC Health and Nutrition and FMC Lithium. For more information, visit www.FMC.com.

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in FMC Corporation's 2014 Form 10-K and other SEC filings. Such information contained herein represents management's best judgment as of the date hereof based on information currently available. FMC Corporation does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

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FMC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2015	2014	2015	2014
Revenue	$830.7	$819.1	$2,377.2	$2,370.9

Costs of sales and services	610.4	535.6	1,600.4	1,478.3

Gross margin	220.3	283.5	776.8	892.6

Selling, general and administrative expenses	137.0	140.7	590.9	374.9
Research and development expenses	37.2	30.2	102.8	88.5
Restructuring and other charges (income)	45.6	35.6	78.2	44.9
Business separation costs	—	6.8	—	23.6
Total costs and expenses	830.2	748.9	2,372.3	2,010.2
Income (loss) from operations	0.5	70.2	4.9	360.7
Equity in (earnings) loss of affiliates	—	0.1	—	(0.2)
Interest expense, net	20.2	12.8	58.9	37.6

Income (loss) from continuing operations before income taxes	(19.7)	57.3	(54.0)	323.3
Provision (benefit) for income taxes	(25.1)	3.6	(56.4)	74.6
Income (loss) from continuing operations	5.4	53.7	2.4	248.7
Discontinued operations, net of income taxes	(5.0)	6.4	698.8	(4.9)
Net income (loss)	$0.4	$60.1	$701.2	$243.8
Less: Net income attributable to noncontrolling interests	2.8	3.8	8.1	12.8
Net income (loss) attributable to FMC stockholders	$(2.4)	$56.3	$693.1	$231.0

Amounts attributable to FMC stockholders:
Income (loss) from continuing operations, net of tax	$2.6	$51.6	$(5.7)	$241.1
Discontinued operations, net of tax	(5.0)	4.7	698.8	(10.1)
Net income (loss)	$(2.4)	$56.3	$693.1	$231.0

Basic earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$0.02	$0.39	$(0.04)	$1.81
Discontinued operations	(0.04)	0.03	5.22	(0.08)
Basic earnings per common share	$(0.02)	$0.42	$5.18	$1.73
Average number of shares outstanding used in basic earnings per share computations	133.8	133.4	133.7	133.3

Diluted earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$0.02	$0.39	$(0.04)	$1.80
Discontinued operations	(0.04)	0.03	5.22	(0.08)
Diluted earnings per common share	$(0.02)	$0.42	$5.18	$1.72
Average number of shares outstanding used in diluted earnings per share computations	134.4	134.3	133.7	134.3

Other Data:
Capital additions	$31.6	$42.0	$76.1	$121.1
Depreciation and amortization expense	$38.0	$23.0	$92.2	$70.9

Press Release Schedules - Page 1

FMC CORPORATION
SCHEDULE OF ADJUSTED EARNINGS FROM CONTINUING OPERATIONS (NON-GAAP)(2)
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2015	2014	2015	2014
Revenue	$830.7	$819.1	$2,377.2	$2,370.9

Costs of sales and services	581.6	535.6	1,552.3	1,474.1

Gross margin	249.1	283.5	824.9	896.8

Selling, general and administrative expenses	117.3	102.7	345.1	330.0
Research and development expenses	37.2	30.2	102.8	88.5
Equity in (earnings) loss of affiliates	—	0.1	—	(0.2)

Total costs and expenses	736.1	668.6	2,000.2	1,892.4

Adjusted earnings from continuing operations, before interest, income taxes and noncontrolling interests (Non-GAAP) (1)	$94.6	$150.5	$377.0	$478.5

Interest expense, net	20.2	12.8	58.9	37.6
Adjusted earnings from continuing operations, before income taxes and noncontrolling interests	$74.4	$137.7	$318.1	$440.9

Provision for income taxes	15.2	39.2	81.1	120.8
Net income attributable to noncontrolling interests	2.8	2.1	8.1	7.6
Adjusted after-tax earnings from continuing operations, attributable to FMC stockholders (Non-GAAP) (2)	$56.4	$96.4	$228.9	$312.5

Diluted adjusted after-tax earnings from continuing operations per share, attributable to FMC stockholders	$0.42	$0.72	$1.70	$2.33
Average number of shares outstanding used in diluted adjusted after-tax earnings from continuing operations per share computations (3)	134.4	134.3	134.4	134.3
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(1) Referred to as Adjusted Operating Profit.
(2) The Company believes that the Non-GAAP financial measure “Adjusted After-Tax Earnings from Continuing Operations, attributable to FMC Stockholders”, and its presentation on a per share basis, provides useful information about the Company’s operating results to investors . Adjusted Earnings excludes the effects of Corporate special charges, Non-GAAP tax adjustments and the results of our discontinued operations. The Company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying businesses from period to period. Additionally, the above schedule is presented in a format which reflects the manner in which we manage our business and is not in accordance with GAAP.

(3)
The average number of shares outstanding used in the nine months ended September 30, 2015 diluted adjusted after-tax earnings from continuing operations per share computation (Non-GAAP) includes 0.7 million diluted shares. This number of shares differs from the average number of shares outstanding used in diluted earnings per share computations (GAAP) as we had a net loss from continuing operations attributable to FMC stockholders.

Please see the reconciliation of Non-GAAP financial measures to GAAP financial results.

Press Release Schedules - Page 2

FMC CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO FMC STOCKHOLDERS (GAAP)
TO ADJUSTED AFTER-TAX EARNINGS FROM CONTINUING OPERATIONS,
ATTRIBUTABLE TO FMC STOCKHOLDERS (NON-GAAP)
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2015	2014	2015	2014
Net income (loss) attributable to FMC stockholders (GAAP)	$(2.4)	$56.3	$693.1	$231.0
Corporate special charges (income):
Restructuring and other charges (income) (a)	45.6	35.6	78.2	44.9
Non-operating pension and postretirement charges (b)	5.5	1.5	19.9	8.4
Business separation costs (c)	—	6.8	—	23.6
Acquisition-related charges (d)	43.0	36.5	274.0	40.7
Income tax expense (benefit) on Corporate special charges (income)	(13.7)	(27.7)	(113.8)	(40.8)
Discontinued operations attributable to FMC stockholders, net of income taxes (e)	5.0	(4.7)	(698.8)	10.1
Non-GAAP tax adjustments (f)	(26.6)	(7.9)	(23.7)	(5.4)

Adjusted after-tax earnings from continuing operations attributable to FMC stockholders (Non-GAAP)	$56.4	$96.4	$228.9	$312.5

Diluted earnings per common share (GAAP)	$(0.02)	$0.42	$5.18	$1.72
Corporate special charges (income) per diluted share, before tax:
Restructuring and other charges (income)	0.34	0.27	0.58	0.34
Non-operating pension and postretirement charges	0.04	0.01	0.15	0.06
Business separation costs	—	0.05	—	0.17
Acquisition-related charges	0.32	0.27	2.04	0.30
Income tax expense (benefit) on Corporate special charges (income), per diluted share	(0.10)	(0.21)	(0.85)	(0.30)
Discontinued operations per diluted share	0.04	(0.03)	(5.22)	0.08
Non-GAAP tax adjustments per diluted share	(0.20)	(0.06)	(0.18)	(0.04)

Diluted adjusted after-tax earnings from continuing operations per share, attributable to FMC stockholders (Non-GAAP)	$0.42	$0.72	$1.70	$2.33

Average number of shares outstanding used in diluted adjusted after-tax earnings from continuing operations per share computations	134.4	134.3	134.4	134.3
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(a) Three Months Ended September 30, 2015:
Restructuring and other charges (income) includes a charge of $50.7 million, primarily related to exit of generic crop protection business in Brazil and severance associated with the integration of Cheminova, a charge of $16.6 million associated with the reorganization of our FMC Health and Nutrition segment, of which, $11.9 million was due to the sale of our pectin manufacturing business. Remaining restructuring and charges included net miscellaneous charges of $2.0 million. Offsetting these charges was other income associated with sale of our remaining ownership interest in a Belgian-based pesticide distribution company for $26.6 million, slightly offset by charges from continuing environmental sites treated as a Corporate charge of $2.9 million.
Three Months Ended September 30, 2014:
Restructuring and other charges (income) includes a charge of $17.0 million associated with a license agreement entered into by our FMC Agricultural Solutions segment for the purpose of obtaining certain technology and intellectual property rights relating to new compounds still under development. Additionally, this amount includes charges associated with continuing environmental sites treated as a Corporate charge of $17.3 million. Remaining restructuring and other charges (income) includes net miscellaneous charges of $1.3 million.

Press Release Schedules - Page 3

Nine Months Ended September 30, 2015:
Restructuring and other charges (income) includes a charge of $55.5 million, primarily related to exit of generic crop protection business in Brazil of $40.1 million and severance associated with the integration of Cheminova of $12.2 million, a charge of $20.5 million associated with the reorganization of our FMC Health and Nutrition segment, of which, $11.9 million was due to the sale of our pectin manufacturing business. Remaining restructuring and charges included net miscellaneous charges of $5.5 million. Offsetting these charges was other income associated with sale of our remaining ownership interest in a Belgian-based pesticide distribution company for $26.6 million, slightly offset by charges from continuing environmental sites treated as a Corporate charge of $8.3 million and a charge of $15.0 million associated with a license agreement entered into for the purpose of obtaining certain technology and intellectual property rights relating to new compounds still under development both of which pertain our FMC Agricultural Solutions segment.
Nine Months Ended September 30, 2014:
Restructuring and other charges (income) includes a charge of $5.8 million associated with a reorganization of our Health and Nutrition segment, as well as a charge of $17.0 million associated a license agreement entered into by our FMC Agricultural Solutions segment for the purpose of obtaining certain technology and intellectual property rights relating to new compounds still under development. Additionally, this amount includes charges associated with continuing environmental sites treated as a Corporate charge of $20.0 million. Remaining restructuring and other charges (income) includes net miscellaneous charges of $2.1 million.
(b) Our non-operating pension and postretirement costs are defined as those costs related to interest, expected return on plan assets, amortized actuarial gains and losses and the impacts of any plan curtailments or settlements. These costs are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance and we consider these costs to be outside our operational performance. We exclude these non-operating pension and postretirement costs from our segments as we believe that removing them provides a better understanding of the underlying profitability of our businesses, provides increased transparency and clarity in the performance of our retirement plans and enhances period-over-period comparability. We continue to include the service cost and amortization of prior service cost in our Adjusted Earnings results noted above. We believe these elements reflect the current year operating costs to our businesses for the employment benefits provided to active employees.
(c) There were no charges for the three and nine months ended September 30, 2015. On September 8, 2014, we announced that we will no longer proceed with the planned separation as a result of the planned acquisition of Cheminova A/S and divestiture of our FMC Alkali Chemicals division. Business separation costs for the three and nine months ended September 30, 2014 represent charges associated with the planned separation activities through September 8, 2014.
(d) Charges related to the expensing of the inventory fair value step-up resulting from the application of acquisition accounting, legal and professional fees and gains or losses on hedging purchase price associated with the planned or completed acquisitions. Amounts represent the following:

	Three Months Ended		Nine Months Ended
	September 30		September 30
(in Millions)	2015	2014	2015	2014
Acquisition-related charges - Cheminova A/S
Legal and professional fees (1)	$14.2	$15.3	$53.8	$15.3
Inventory fair value amortization (2)	28.8	—	48.1	—
Loss/(gain) on hedging purchase price (1)	—	21.2	172.1	21.2
Acquisition-related charges - Epax
Inventory fair value amortization (2)	—	—	—	4.2
Acquisition-related charges	$43.0	$36.5	$274.0	$40.7
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(1)	On the condensed consolidated statements of income (loss), these charges are included in “Selling, general and administrative expenses.”

(2)	On the condensed consolidated statements of income (loss), these charges are included in “Costs of sales and services.”

(e) Three and Nine Months Ended September 30, 2015
Discontinued operations includes our FMC Alkali Chemicals division as well as provisions, net of recoveries, for environmental liabilities and legal reserves and expenses related to previously discontinued operations. The nine months ended September 30, 2015 includes the divestiture gain of approximately $700 million associated with the sale of FMC Alkali Chemicals division which was completed on April 1, 2015.
Three and Nine Months Ended September 30, 2014
Discontinued operations includes our FMC Alkali and FMC Peroxygens business results as well as provisions, net of recoveries, for environmental liabilities and legal reserves and expenses related to previously discontinued operations. The nine months ended September 30, 2014 includes the final divestiture charge associated with the sale of FMC Peroxygens business which was completed on February 28, 2014.

Press Release Schedules - Page 4

(f) We exclude the GAAP tax provision, including discrete items, from the Non-GAAP measure of income, and instead include a Non-GAAP tax provision based upon the projected annual Non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but are not limited to: income tax expenses or benefits that are not related to ongoing business operations in the current year; unusual or infrequently occurring items; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets; and changes in tax law. Management believes excluding these discrete tax items assists investors and securities analysts in understanding the tax provision and the effective tax rate related to ongoing operations thereby providing investors with useful supplemental information about FMC's operational performance.

	Three Months Ended		Nine Months Ended
	September 30		September 30
(in Millions)	2015	2014	2015	2014
Non-GAAP tax adjustments:
Revisions to our tax liabilities due to finalization of prior year tax returns	$(0.9)	$(1.2)	$0.1	$(0.2)
Revisions to valuation allowances of historical deferred tax assets	—	—	7.6	—
Foreign currency remeasurement and foreign currency discrete items	(25.7)	(6.7)	(31.4)	(5.2)
Non-GAAP tax adjustments	$(26.6)	$(7.9)	$(23.7)	$(5.4)

RECONCILIATION OF NET INCOME (LOSS) (GAAP) TO ADJUSTED EARNINGS FROM CONTINUING OPERATIONS, BEFORE INTEREST AND INCOME TAXES (NON-GAAP)
(Unaudited, in millions)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2015	2014	2015	2014
Net income (loss) (GAAP)	$0.4	$60.1	$701.2	$243.8
Restructuring and other charges (income)	45.6	35.6	78.2	44.9
Non-operating pension and postretirement charges	5.5	1.5	19.9	8.4
Business separation costs	—	6.8	—	23.6
Acquisition-related charges	43.0	36.5	274.0	40.7
Discontinued operations, net of income taxes	5.0	(6.4)	(698.8)	4.9
Interest expense, net	20.2	12.8	58.9	37.6
Provision (benefit) for income taxes	(25.1)	3.6	(56.4)	74.6
Adjusted earnings from continuing operations, before interest, income taxes and noncontrolling interests (Non-GAAP) (1)	$94.6	$150.5	$377.0	$478.5
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(1)	Referred to as Adjusted Operating Profit.

Press Release Schedules - Page 5

FMC CORPORATION
INDUSTRY SEGMENT DATA
(Unaudited, in millions)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2015	2014	2015	2014
Revenue
FMC Agricultural Solutions	$577.6	$548.8	$1,595.6	$1,546.9
FMC Health and Nutrition	195.9	203.1	613.5	636.4
FMC Lithium	57.2	67.2	168.1	187.6
Total	$830.7	$819.1	$2,377.2	$2,370.9
Income from continuing operations before income taxes
FMC Agricultural Solutions	59.4	116.7	262.6	367.5
FMC Health and Nutrition	47.0	43.7	148.5	143.7
FMC Lithium	1.8	5.3	11.9	19.4
Segment operating profit (a)	108.2	165.7	423.0	530.6
Corporate and other	(13.6)	(15.2)	(46.0)	(52.1)
Adjusted earnings from continuing operations, before interest, income taxes and noncontrolling interests (Non-GAAP)	$94.6	$150.5	$377.0	$478.5

Interest expense, net	(20.2)	(12.8)	(58.9)	(37.6)
Corporate special (charges) income:
Restructuring and other (charges) income (b)	(45.6)	(35.6)	(78.2)	(44.9)
Non-operating pension and postretirement charges (c)	(5.5)	(1.5)	(19.9)	(8.4)
Business separation charges (d)	—	(6.8)	—	(23.6)
Acquisition-related charges (e)	(43.0)	(36.5)	(274.0)	(40.7)
(Provision) benefit for income taxes	25.1	(3.6)	56.4	(74.6)
Discontinued operations, net of income taxes (f)	(5.0)	6.4	698.8	(4.9)
Net income attributable to noncontrolling interests	(2.8)	(3.8)	(8.1)	(12.8)
Net income (loss) attributable to FMC stockholders	$(2.4)	$56.3	$693.1	$231.0
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(a) Referred to as Segment Earnings.
(b) Below provides the details of restructuring and other charges (income) by segment.

	Three Months Ended September 30		Nine Months Ended September 30
	2015	2014	2015	2014
FMC Agricultural Solutions	$(24.1)	$(17.0)	$(47.2)	$(17.0)
FMC Health and Nutrition	(16.6)	—	(20.6)	(5.9)
FMC Lithium	—	(0.1)	(0.5)	—
Corporate	(4.9)	(18.5)	(9.9)	(22.0)
Restructuring and other (charges) income	$(45.6)	$(35.6)	$(78.2)	$(44.9)
(c) See Note (b) to the schedule “Reconciliation of Net Income (Loss) Attributable to FMC Stockholders (GAAP) to Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders (Non-GAAP)” for further details on the components that make up this line item.
(d) See Note (c) to the schedule “Reconciliation of Net Income (Loss) Attributable to FMC Stockholders (GAAP) to Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders (Non-GAAP)” for further details on the components that make up this line item.
(e) See Note (d) to the schedule “Reconciliation of Net Income (Loss) Attributable to FMC Stockholders (GAAP) to Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders (Non-GAAP)” for further details on the components that make up this line item.
(f) See Note (e) to the schedule “Reconciliation of Net Income (Loss) Attributable to FMC Stockholders (GAAP) to Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders (Non-GAAP)” for further details on the components that make up this line item.

Press Release Schedules - Page 6

FMC CORPORATION
FMC AGRICULTURAL SOLUTIONS PRO FORMA FINANCIAL RESULTS
(Unaudited, in millions)

In the second quarter of 2015, we began to present pro forma combined results for the FMC Agricultural Solutions segment for 2015 and 2014. We believe that reviewing our operating results by combining actual and pro forma results for the FMC Agricultural Solutions segment for 2015 and 2014 is more useful in identifying trends in, or reaching conclusions regarding, the overall operating performance of this segment. Our pro forma segment information will include adjustments as if the Cheminova transaction had occurred on January 1, 2014. Our pro forma data will also be adjusted for the effects of acquisition accounting but will not include adjustments for cost related to integration activities, cost savings or synergies that might be achieved by the combined businesses. Pro forma amounts to be presented will not necessarily be indicative of what our results would have been had we operated Cheminova since January 1, 2014, nor our future results. We believe that reviewing our operating results by combining actual and pro forma results for the FMC Agricultural Solutions segment for these interim periods is more useful in identifying trends in, or reaching conclusions regarding, the overall operating performance of the segment.

FMC Agricultural Solutions Pro Forma Financial Results
	Three Months Ended September 30		Nine Months Ended September 30
(in Millions)	2015	2014	2015	2014
Revenue
Revenue, FMC Agricultural Solutions, as reported (1)	$577.6	$548.8	$1,595.6	$1,546.9
Revenue, Cheminova, pro forma (2)	—	305.4	362.0	999.1
Pro Forma Combined, Revenue (3)	$577.6	$854.2	$1,957.6	$2,546.0
Operating Profit
Operating Profit, FMC Agricultural Solutions, as reported (1)	$59.4	$116.7	$262.6	$367.5
Operating Profit, Cheminova, pro forma (2)	—	(1.4)	19.9	58.1
Pro Forma Combined, Operating Profit (3)	$59.4	$115.3	$282.5	$425.6
___________________

(1)	As reported amounts are the results of operations of FMC Agricultural Solutions, including the results of the Cheminova acquisition from April 21, 2015 onward.

(2)
Cheminova pro forma amounts include the historical results of Cheminova, prior to April 21, 2015. These amounts also include adjustments as if the Cheminova transaction had occurred on January 1, 2014, including the effects of acquisition accounting. The pro forma amounts do not include adjustments for expenses related to integration activities, cost savings or synergies that may have been or may be achieved by the combined segment.

(3)	The pro forma combined amounts are not necessarily indicative of what the results would have been had we acquired Cheminova on January 1, 2014 or indicative of future results.

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FMC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	September 30, 2015	December 31, 2014
Cash and cash equivalents	$173.7	$109.5
Trade receivables, net	1,689.6	1,602.5
Inventories	906.1	607.6
Other current assets	251.3	188.8
Deferred income taxes	158.1	222.7
Current assets held for sale	59.3	203.3
Total current assets	3,238.1	2,934.4

Property, plant and equipment, net	1,082.8	930.0
Goodwill	733.5	352.5
Other intangibles, net	847.7	246.9
Deferred income taxes	208.1	200.1
Other long-term assets	336.8	275.1
Noncurrent assets held for sale	—	401.5
Total assets	$6,447.0	$5,340.5

Short-term debt and current portion of long-term debt	$121.2	$525.2
Accounts payable, trade and other	484.2	378.3
Accrued customer rebates	357.3	236.0
Guarantees of vendor financing	65.7	50.2
Accrued pensions and other postretirement benefits, current	6.6	12.7
Other current liabilities	419.8	619.6
Current liabilities held for sale	0.2	88.4
Total current liabilities	1,455.0	1,910.4

Long-term debt	2,048.5	1,153.4
Long-term liabilities	788.9	708.0
Long-term liabilities held for sale	—	4.7
Equity	2,154.6	1,564.0
Total liabilities and equity	$6,447.0	$5,340.5

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FMC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Nine Months ended September 30
	2015	2014
Cash provided (required) by operating activities of continuing operations (1)	$(246.8)	$132.4

Cash provided (required) by operating activities of discontinued operations	(63.7)	69.3

Cash provided (required) by investing activities of continuing operations	(1,281.7)	(167.8)

Cash provided (required) by investing activities of discontinued operations	1,634.3	168.4

Cash provided (required) by financing activities of continuing operations:
Increase (decrease) in short-term debt	(537.6)	(101.2)
Financing fees	—	(8.8)
Repayments of long-term debt	(1,024.4)	(17.7)
Proceeds from borrowings of long-term debt	1,650.1	—
Net distributions to and acquisitions of noncontrolling interests	—	(21.4)
Dividends paid	(64.3)	(58.1)
Other repurchases of common stock	(3.2)	(4.3)
Excess tax benefits from share-based compensation	1.6	4.4
Issuances of common stock, net	5.8	7.5
Cash provided (required) by financing activities	28.0	(199.6)
Effect of exchange rate changes on cash	(5.9)	(1.6)
Increase (decrease) in cash and cash equivalents	64.2	1.1

Cash and cash equivalents, beginning of year	109.5	123.2

Cash and cash equivalents, end of period	$173.7	$124.3
______________

(1)
The nine months ended September 30, 2015 includes $264.8 million in payments associated with the Cheminova acquisition purchase price hedges and approximately $239 million in U.S. federal income tax payments principally driven by the sale of our Alkali Chemicals business.

Press Release Schedules - Page 9